Exhibit 99.1

For Immediate Release

OPENTV REPORTS 2004 THIRD QUARTER FINANCIAL RESULTS

OpenTV sees continued improvement on liquidity measures, with
“Adjusted EBITDA (Loss) Before Unusual Items” narrowed to a $3.6 million loss

San Francisco, Calif., November 4, 2004 – OpenTV (NASDAQ: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended September 30, 2004.

For the quarter ended September 30, 2004, OpenTV’s revenue decreased by 3% to $16.6 million compared to $17.1 million for the quarter ended September 30, 2003. OpenTV’s loss from operations for the quarter ended September 30, 2004 decreased by 49% to $6.1 million, compared to a loss from operations of $12.0 million in the third quarter of 2003. OpenTV’s net loss for the quarter ended September 30, 2004 decreased by 60% to $4.8 million, or $0.04 per share, compared to a net loss of $11.9 million, or $0.10 per share, for the quarter ended September 30, 2003.

Revenue for the third quarter was adversely affected by the delivery of a royalty report from a significant customer after quarter end. As a result of this timing difference, OpenTV expects to recognize, in the fourth quarter, approximately $1.6 million in revenue reflected in that late report.

Adjusted EBITDA (loss), before unusual items, provides another measure of liquidity to GAAP financial measures. Adjusted EBITDA (loss), before unusual items, was a loss of $3.6 million for the quarter ended September 30, 2004, compared to a loss of $5.5 million for the quarter ended September 30, 2003, an improvement of 35%.

Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. As required by applicable regulations, OpenTV has provided a quantitative reconciliation of the differences between the non-GAAP financial measure used with the most directly comparable GAAP financial measure. This reconciliation is provided below. In addition, OpenTV has provided additional information regarding the non-GAAP financial measure below, including a statement of the reason why OpenTV’s management believes that presentation of the non-GAAP measure provides useful information to investors.

The following table provides reconciliations of Adjusted EBITDA before unusual items to net loss for 2004 and 2003:

				Nine months	Nine months
($ in millions)	Q3 2004	Q3 2003	Variance	2004	2003	Variance
Adjusted EBITDA before unusual items	($3.6)	($5.5)	$1.9	($12.0)	($17.4)	$5.4
Nascar amendment	—	—		4.6	—
BSkyB contract amendment	—	—		—	1.2
Restructuring costs	0.6	($0.2)		1.1	(7.1)

Adjusted EBITDA	(3.0)	(5.7)		(6.3)	(23.3)

Depreciation and amortization	(1.5)	(2.1)		(4.8)	(5.6)
Amortization of intangible assets	(1.6)	(4.0)		(6.9)	(11.5)
Amortization of share-based compensation	0.0	(0.1)		0.0	(0.3)

Loss from operations	(6.1)	(11.9)		(18.0)	(40.7)

Interest and other income	0.8	0.3		1.1	0.2
Minority interest	0.0	0.0		0.1	0.2
Income tax benefit (expense)	0.5	(0.3)		1.1	(0.9)

Net Loss	($4.8)	($11.9)	$7.1	($15.7)	($41.2)	$25.5

As of September 30, 2004, OpenTV had cash, cash equivalents and marketable debt securities totaling $51.9 million compared to $57.0 million as of June 30, 2004. The principal use of cash during the quarter was to fund operations.

“We continue to see strong growth in our middleware business, driven largely by accelerated digital rollouts that we have seen from network operators around the world,” said OpenTV Chairman and Chief Executive Officer, James Chiddix. “Our ongoing focus on containing costs, allocating resources appropriately and leveraging our premier position in middleware, helped us to reduce to our operating expenses in the quarter, as well as our operating loss. While we continue to assess and evaluate opportunities in the applications market, the global footprint that we have built on our middleware, including our deal this last quarter with UnitedGlobalCom, Europe’s largest cable operator, continues to enhance the underlying platform upon which we expect to build our business as interactivity takes off.”

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation, other income, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items to be relevant and useful information for an investor because it is one of the measures used by OpenTV’s management to measure the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. Adjusted EBITDA before unusual items is a non-GAAP performance measure, and does not take into account substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items may be different from the calculation used by other companies and, therefore, comparability may be affected.

While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items” or “Adjusted EBITDA,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference call details

OpenTV will conduct a conference call to discuss the Company’s third quarter 2004 financial results. The details of the call are as follows:

Date and time:	Thursday, November 4, 2004 at 2:00 PM PST

Dial-in number:	913-981-5591 (Pass Code: 963096)

Playback number:	719-457-0820 (Pass Code: 963096)

The conference call playback will be available through Thursday, November 18, 2004 until 11:59 PM PST. The call playback will be available on the Investor Relations section of the OpenTV website at http://www.opentv.com

About OpenTV

OpenTV Corp. (NASDAQ-NMS: OPTV) is one of the world’s leading interactive television companies developing platform middleware and software applications for cable and satellite networks. Deployed in over 43 million digital set-top-boxes in 96 countries, the company’s software enables a wide array of functionality, including enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. OpenTV is headquartered in San Francisco, California with regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

# # #

Contacts:
Richard Hornstein
Chief Financial Officer
Tel: 415-962-5484
Investorrelations@opentv.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2004	2003*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,300	$47,747
Short-term marketable debt securities	3,601	10,577
Accounts receivable, net of allowance for doubtful accounts of $608 at September 30, 2004 and $789 at December 31, 2003	15,567	12,536
Prepaid expenses and other current assets	3,312	4,722

Total current assets	63,780	75,582
Long-term marketable debt securities	7,012	15,172
Property and equipment, net	8,418	11,689
Goodwill	70,466	70,398
Intangible assets, net	26,395	33,336
Other assets	13,361	13,378

Total assets	$189,432	$219,555

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,114	$5,854
Accrued liabilities	20,274	32,174
Accrued restructuring	1,056	7,789
Due to Liberty Media entities	1,230	630
Current portion of deferred revenue	9,855	9,740

Total current liabilities	38,529	56,187
Deferred revenue, less current portion	3,736	5,310

Total liabilities	42,265	61,497
Commitments and contingencies
Minority interest	881	1,075
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 91,289,868 and 88,969,550 shares issued and outstanding, including treasury shares, at September 30, 2004 and December 31, 2003, respectively	2,213,450	2,208,370
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	466,251	466,228
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(13)	(36)
Accumulated other comprehensive income	40	201
Accumulated deficit	(2,569,357)	(2,553,695)

Total shareholders’ equity	146,286	156,983

Total liabilities, minority interest and shareholders’ equity	$189,432	$219,555

* The consolidated balance sheet at December 31, 2003 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Royalties	$9,264	$6,758	$28,882	$18,677
Services, support and other	3,026	6,693	11,952	17,315
Fees and revenue shares	3,313	2,991	9,944	9,233
License fees	974	631	2,294	2,932

Total revenues	16,577	17,073	53,072	48,157
Operating expenses:
Cost of revenues	8,076	13,511	27,372	36,616
Nascar Amendment	—	—	(4,600)	—
Research and development	7,243	5,738	21,244	15,221
Sales and marketing	3,516	4,280	11,221	13,436
General and administrative	3,696	4,180	13,883	12,779
Restructuring cost	(575)	147	(1,092)	7,074
Amortization of intangible assets	711	1,174	3,108	3,656

Total operating expenses	22,667	29,030	71,136	88,782

Loss from operations	(6,090)	(11,957)	(18,064)	(40,625)
Interest income	201	439	611	1,331
Other income (expense), net	562	(136)	536	(1,120)
Minority interest	64	13	194	113

Loss before income taxes	(5,263)	(11,641)	(16,723)	(40,301)
Income tax benefit (expense)	500	(277)	1,061	(918)

Net loss	$(4,763)	$(11,918)	$(15,662)	$(41,219)

Net loss per share, basic and diluted	$(0.04)	$(0.10)	$(0.13)	$(0.47)

Shares used in per share calculation, basic and diluted	121,830,392	116,157,971	121,084,985	86,930,601

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows used in operating activities:
Net loss	$(15,662)	$(41,219)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	4,751	5,511
Amortization of intangible assets	6,941	11,499
Amortization of share-based compensation	22	233
Non-cash employee compensation	1,025	570
Provision for doubtful accounts	(353)	385
Non-cash restructuring costs	—	532
Minority interest	(194)	(113)
Changes in operating assets and liabilities:
Accounts receivable	(2,931)	(2,816)
Prepaid expenses and other current assets	785	881
Other assets	17	2,537
Accounts payable	268	(1,587)
Accrued liabilities	(5,365)	(3,136)
Nascar amendment	(4,600)	—
Accrued restructuring	(6,733)	(9,222)
Due to Liberty Media entities	600	(428)
Deferred revenue	(1,459)	2,756

Net cash used in operating activities	(22,888)	(33,617)
Cash flows provided from investing activities:
Purchase of property and equipment	(1,485)	(2,167)
Cash used for acquistions, net of cash acquired	—	(10,297)
Proceeds from sale of marketable debt securities	18,415	98,728
Purchase of marketable debt securities	(3,377)	(47,336)

Net cash provided from investing activities	13,553	38,928
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	2,953	56
Capital contribution from MIH Limited	—	704

Net cash provided from financing activities	2,953	760
Effect of exchange rate changes on cash and cash equivalents	(65)	56

Net decrease in cash and cash equivalents	(6,447)	6,127
Cash and cash equivalents, beginning of period	47,747	38,568

Cash and cash equivalents, end of period	$41,300	$44,695